Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, June 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on May 30, 2025 (ex-date May 30, 2025).

The following table sets forth the estimated amounts of the Fund’s May 2025 monthly distribution and its sources, payable June 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	May 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution

Net Investment Income	$0.070	100.0%	$0.107	21.8%

Net Realized Short-Term Capital Gains	0.000	0.0%	0.146	29.7%

Net Realized Long-Term Capital Gains	0.000	0.0%	0.237	48.5%

Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution per common share	$0.070	100.0%	$0.490	100.0%
(1)	Fiscal year started November 1, 2024.

As of April 30, 2025

Average annual total return on NAV for the 5 years	13.53%

Annualized current distribution rate as a percentage of NAV	6.23%

Cumulative total return on NAV for the fiscal year	8.88%

Cumulative fiscal year distributions as a percentage of NAV	3.11%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, July 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on June 30, 2025 (ex-date June 30, 2025).

The following table sets forth the estimated amounts of the Fund’s June 2025 monthly distribution and its sources, payable July 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	June 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution

Net Investment Income	$0.070	100.0%	$0.177	31.6%

Net Realized Short-Term Capital Gains	0.000	0.0%	0.146	26.0%

Net Realized Long-Term Capital Gains	0.000	0.0%	0.237	42.4%

Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution per common share	$0.070	100.0%	$0.560	100.0%
(1)	Fiscal year started November 1, 2024.

As of May 30, 2025

Average annual total return on NAV for the 5 years	12.24%

Annualized current distribution rate as a percentage of NAV	6.18%

Cumulative total return on NAV for the fiscal year	10.26%

Cumulative fiscal year distributions as a percentage of NAV	3.61%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, August 11, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on July 31, 2025 (ex-date July 31, 2025).

The following table sets forth the estimated amounts of the Fund’s July 2025 monthly distribution and its sources, payable August 11, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	July 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution

Net Investment Income	$0.070	100.0%	$0.247	39.2%

Net Realized Short-Term Capital Gains	0.000	0.0%	0.146	23.1%

Net Realized Long-Term Capital Gains	0.000	0.0%	0.237	37.7%

Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution per common share	$0.070	100.0%	$0.630	100.0%
(1)	Fiscal year started November 1, 2024.

As of June 30, 2025

Average annual total return on NAV for the 5 years	12.90%

Annualized current distribution rate as a percentage of NAV	6.17%

Cumulative total return on NAV for the fiscal year	11.07%

Cumulative fiscal year distributions as a percentage of NAV	4.11%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, September 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on August 29, 2025 (ex-date August 29, 2025).

The following table sets forth the estimated amounts of the Fund’s August 2025 monthly distribution and its sources, payable September 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	August 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution

Net Investment Income	$0.000	0.0%	$0.247	35.3%

Net Realized Short-Term Capital Gains	0.000	0.0%	0.146	20.8%

Net Realized Long-Term Capital Gains	0.070	100.0%	0.307	43.9%

Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution per common share	$0.070	100.0%	$0.700	100.0%
(1)	Fiscal year started November 1, 2024.

As of July 31, 2025

Average annual total return on NAV for the 5 years	11.50%

Annualized current distribution rate as a percentage of NAV	6.11%

Cumulative total return on NAV for the fiscal year	12.70%

Cumulative fiscal year distributions as a percentage of NAV	4.58%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, October 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on September 30, 2025 (ex-date September 30, 2025).

The following table sets forth the estimated amounts of the Fund’s September 2025 monthly distribution and its sources, payable October 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	September 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution

Net Investment Income	$0.007	10.0%	$0.242	31.4%

Net Realized Short-Term Capital Gains	0.000	0.0%	0.087	11.3%

Net Realized Long-Term Capital Gains	0.063	90.0%	0.441	57.3%

Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution per common share	$0.070	100.0%	$0.770	100.0%
(1)	Fiscal year started November 1, 2024.

As of August 29, 2025

Average annual total return on NAV for the 5 years	11.83%

Annualized current distribution rate as a percentage of NAV	6.07%

Cumulative total return on NAV for the fiscal year	14.01%

Cumulative fiscal year distributions as a percentage of NAV	5.06%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Duff & Phelps Utility and Infrastructure Fund Inc.

Section 19(a) Notice

CHICAGO, November 10, 2025 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on October 31, 2025 (ex-date October 31, 2025).

The following table sets forth the estimated amounts of the Fund’s October 2025 monthly distribution and its sources, payable November 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	October 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution

Net Investment Income	$0.000	0.0%	$0.225	26.8%

Net Realized Short-Term Capital Gains	0.000	0.0%	0.027	3.2%

Net Realized Long-Term Capital Gains	0.070	100.0%	0.588	70.0%

Return of Capital (or other Capital Source)	0.000	0.0%	0.000	0.0%

Total Distribution per common share	$0.070	100.0%	$0.840	100.0%
(1)	Fiscal year started November 1, 2024.

As of September 30, 2025

Average annual total return on NAV for the 5 years	13.57%

Annualized current distribution rate as a percentage of NAV	5.89%

Cumulative total return on NAV for the fiscal year	17.96%

Cumulative fiscal year distributions as a percentage of NAV	5.40%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.